EXHIBIT 99.906 CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Parnassus Fund, hereby certifies, to such officer's knowledge, that the report on Form N-CSR of The Parnassus Fund for the year ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of The Parnassus Fund.

The Parnassus Fund

February 10, 2005	By:	/s/ Jerome L. Dodson
Jerome L. Dodson Chief Executive Officer

February 10, 2005	By:	/s/ Debra Early
Debra Early Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to The Parnassus Fund and will be retained by The Parnassus Fund and furnished to the SEC or its staff upon request.